Exhibit 99.1

Conference Call and Webcast

Today, August 3, 2018 at 10:30 a.m. ET

719/325-4768, conference ID 9601913 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley Chief Executive Officer Beasley Broadcast Group, Inc. 239/263-5000 or ir@bbgi.com	Joseph Jaffoni, Jennifer Neuman JCIR 212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP SECOND QUARTER EARNINGS

PER DILUTED SHARE INCREASES 28.6% TO $0.18

Expanded Scale Leads to Significant Growth in

Net Income, Station Operating Income, and EPS

NAPLES, Florida, August 3, 2018 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and six-month periods ended June 30, 2018.

As previously reported, on May 1, 2017, the Company completed the sale of six stations in Greenville-New Bern-Jacksonville, and on December 19, 2017, Beasley completed an asset exchange transaction whereby the Company exchanged its Boston adult contemporary station WMJX-FM and $12.0 million for Boston’s sports station WBZ-FM. The results presented herein reflect the operations and results from WBZ-FM in the three and six months ended June 30, 2018 and WMJX-FM in the three and six months ended June 30, 2017. The results also reflect one month of contribution from the Greenville-New Bern-Jacksonville stations in the three-month period, and four months of contribution in the six-month period ended June 30, 2017.

Summary of Second Quarter Results

In millions, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenue	$61.6	$61.0	$116.8	$114.8
Station operating income (SOI—non-GAAP)	16.7	16.1	26.3	25.9
Operating income	10.7	12.8	11.1	24.4
Net income	4.9	3.9	1.8	11.3
Net income per diluted share	$0.18	$0.14	$0.06	$0.41

The $0.6 million, or 1.0%, year-over-year increase in net revenue during the three months ended June 30, 2018, reflects the inclusion of WBZ-FM Boston, partially offset by the disposition of WMJX-FM Boston and the Greenville-New Bern-Jacksonville stations. Net revenue for the three months ended June 30, 2018 was comparable to net revenue for the same period in 2017 at the Company’s other market clusters.

Station Operating Income (SOI, a non-GAAP financial measure), increased 3.5% year-over-year in the second quarter of 2018. The increase in second quarter 2018 SOI reflects the higher net revenue during the period which more than offset a 0.1% year-over-year increase in station operating expenses.

-more-

Beasley Broadcast Group, 8/3/18	page 2

The year-over-year decrease in second quarter 2018 operating income to $10.7 million solely reflects the benefit in the year ago period of $2.9 million for items which did not recur in the second quarter of 2018 but raised second quarter 2017 operating income to $12.8 million.

Second quarter interest expense decreased approximately $0.9 million to $3.8 million with the reduction related to lower levels of borrowings and a lower cost of borrowings while income tax expense declined $2.3 million to $2.0 million. As a result of these factors, net income per diluted share increased to $0.18 per diluted share in the three months ended June 30, 2018 compared to $0.14 per diluted share in the three months ended June 30, 2017.

Please refer to the “Calculation of SOI” and “Reconciliation of SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley’s second quarter results reflect our ongoing execution of strategies to drive revenue, productivity and growth across our local radio broadcasting and digital platforms. The 1% year-over-year increase in second quarter revenues combined with essentially flat station expenses and the operating leverage related to the top line growth resulted in a 3.5% increase in second quarter SOI. Overall, our second quarter results again demonstrate the efficiencies we are realizing related to our expanded scale and the operating leverage in our model, which collectively led to a 28.6% increase in earnings per share.

“Focusing on strong core programming and targeted original local content across all distribution platforms is the foundation of our operating strategy and has proven vital to the Company’s long-term ratings strength and success. In this regard, we made notable progress on the continued buildout and enhancement of our digital platform during the second quarter, and we will be releasing phase two of our mobile apps upgrades in the second half of 2018. In addition, Beasley is in the process of rolling out a suite of data attribution products across our markets to provide brands and advertisers the tools they need to quantify the effectiveness and strong value of radio advertising.

“During the second quarter, Beasley remained committed to enhancing shareholder value through capital returns and capital structure improvements. In this regard, we declared our nineteenth consecutive quarterly cash dividend. In addition, interest expense decreased approximately 20% year-over-year to $3.8 million, reflecting the recent refinancing of our senior debt, which reduced our interest rate by 200 basis points. We used cash from operations to make voluntary debt repayments of $2.0 million in the second quarter and ended June 30, 2018 with total outstanding debt of $220.0 million.

“In July, we entered into a definitive agreement to acquire WXTU-FM in Philadelphia, PA from Entercom Communications Corp. for $38.0 million in cash in a transaction that is expected to be immediately accretive to Beasley’s free cash flow, excluding one-time transaction costs. The Company intends to finance the acquisition with a combination of debt and cash from operations. We believe the acquisition of WXTU-FM represents a strategically and financially compelling growth opportunity for our shareholders and further enhances our revenue and competitive position with a strong cluster of five FM and two AM stations in a key, top-ten market. Beasley began operating the station under a local marketing agreement on July 23, and the transaction is expected to close during the late third quarter or fourth quarter of 2018.

“Looking ahead, Beasley’s ongoing diversification and commitment to local content, innovation and growth has positioned us to capitalize on the many opportunities to serve listeners and businesses in our local markets in the second half of 2018. We look forward to realizing the strategic benefits of our recent transactions and intend to continue our strategic priorities of reducing debt and leverage, taking advantage of political revenue opportunities, improving top- and bottom-line performance and returning capital to shareholders through our quarterly cash dividend. We also remain focused on our station clusters matching or exceeding their market’s revenue performance and pursing other initiatives that can enhance shareholder value.”

-more-

Beasley Broadcast Group, 8/3/18	page 3

Conference Call and Webcast Information

The Company will host a conference call and webcast today, August 3, 2018, at 10:30 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 719/325-4768, conference ID 9601913 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:30 a.m. ET on Friday, August 3, 2018. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 57th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 63 stations (45 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 19.0 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com. The Company recently announced that it entered into a definitive agreement to acquire WXTU-FM in Philadelphia, PA in a transaction that, subject to regulatory approvals and other customary closing conditions, is expected to close in the late third or early fourth quarter of 2018.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “Looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;
•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;
•	our ability to respond to changes in technology, standards and services that affect the radio industry;
•	audience acceptance of our content, particularly our radio programs;
•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•	our dependence on federally issued licenses subject to extensive federal regulation;

-more-

Beasley Broadcast Group, 8/3/18	page 4

•	the risk that our FCC broadcasting licenses and/or goodwill could become impaired;
•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute its programming;
•	disruptions or security breaches of our information technology infrastructure;
•	actions by the FCC or new legislation affecting the radio industry;
•	the loss of key personnel;
•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us;
•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations; and
•	other economic, business, competitive, and regulatory factors affecting our businesses.

Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of August 3, 2018, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 8/3/18	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenue	$61,625,296	$61,013,414	$116,778,923	$114,753,965

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	44,967,293	44,912,998	90,480,140	88,862,592
Corporate general and administrative expenses (including stock-based compensation)	4,440,299	4,488,482	7,722,772	7,718,579
Transaction expenses	—	295,237	—	746,070
Other operating expenses	—	252,915	—	581,162
Depreciation and amortization	1,562,052	1,619,642	3,108,786	3,122,479
Change in fair value of contingent consideration	—	2,391,342	4,415,925	(5,141,950)
Gain on dispositions, net	—	(3,977,449)	—	(3,707,993)
Termination of postretirement benefits plan	—	(1,812,448)	—	(1,812,448)

Total operating expenses	50,969,644	48,170,719	105,727,623	90,368,491
Operating income	10,655,652	12,842,695	11,051,300	24,385,474
Non-operating income (expense):
Interest expense	(3,805,575)	(4,752,044)	(7,430,815)	(9,579,383)
Other income (expense), net	27,311	39,519	476,212	395,717

Income before income taxes	6,877,388	8,130,170	4,096,697	15,201,808
Income tax expense	1,958,776	4,224,649	2,339,277	3,809,791

Net income	$4,918,612	$3,905,521	$1,757,420	$11,392,017

Basic and diluted net income per share	$0.18	$0.14	$0.06	$0.41

Basic common shares outstanding	27,344,752	27,701,278	27,530,043	27,682,302

Diluted common shares outstanding	27,523,310	27,874,221	27,710,563	27,846,182

-more-

Beasley Broadcast Group, 8/3/18	page 6

Selected Balance Sheet Data—Unaudited

(in thousands)

	June 30, 2018	December 31, 2017
Cash and cash equivalents	$14,822	$13,922
Working capital	42,439	55,700
Total assets	642,916	654,719
Long term debt, net of current portion and unamortized debt issuance costs	210,623	212,466
Stockholders’ equity	$272,195	$286,166

Selected Statement of Cash Flows Data – Unaudited

	Six Months Ended June 30,
	2018	2017
Net cash provided by operating activities	$10,982,567	$10,656,422
Net cash provided by (used in) investing activities	(2,329,499)	32,139,890
Net cash used in financing activities	(7,753,709)	(46,074,363)

Net increase (decrease) in cash and cash equivalents	$899,359	$(3,278,051)

Calculation of SOI – Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenue	$61,625,296	$61,013,414	$116,778,923	$114,753,965
Station operating expenses	(44,967,293)	(44,912,998)	(90,480,140)	(88,862,592)

SOI	$16,658,003	$16,100,416	$26,298,783	$25,891,373

Reconciliation of Net Income to SOI—Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$4,918,612	$3,905,521	$1,757,420	$11,392,017
Corporate general and administrative expenses	4,440,299	4,488,482	7,722,772	7,718,579
Transaction expenses	—	295,237	—	746,070
Other operating expenses	—	252,915	—	581,162
Depreciation and amortization	1,562,052	1,619,642	3,108,786	3,122,479
Change in fair value of contingent consideration	—	2,391,342	4,415,925	(5,141,950)
Gain on dispositions, net	—	(3,977,449)	—	(3,707,993)
Termination of postretirement benefits plan	—	(1,812,448)	—	(1,812,448)
Interest expense	3,805,575	4,752,044	7,430,815	9,579,383
Other income (expense), net	(27,311)	(39,519)	(476,212)	(395,717)
Income tax expense	1,958,776	4,224,649	2,339,277	3,809,791

SOI	$16,658,003	$16,100,416	$26,298,783	$25,891,373

# # #